UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2011
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on June 1, 2011, Idaho Power Company ("Idaho Power") filed a general rate case and proposed rate schedules with the Idaho Public Utilities Commission ("IPUC"), Case No. IPC-E-11-08. On September 23, 2011, Idaho Power, the Staff of the IPUC, and other interested parties publicly filed a settlement stipulation with the IPUC resolving most of the key contested issues in the Idaho general rate case. The settlement stipulation is subject to approval by the IPUC.

In its general rate case application, Idaho Power requested an additional $82.6 million in annual revenues in Idaho-jurisdictional base rates, comprised of approximately $71.3 million related to revenue requirement categories other than net power supply expenses (“non-NPSE”) and $11.3 million associated with net power supply expenses (“NPSE”). The settlement stipulation provides for a decrease of approximately $25.8 million to the requested non-NPSE recovery, resulting in a $45.5 million increase in the non-NPSE components of Idaho jurisdictional base rates. The settlement stipulation also provides that approximately $22.8 million of Idaho jurisdictional revenue associated with the recovery of NPSE would not be included in base rates, but would instead be eligible for 100 percent recovery through Idaho Power's power cost adjustment (“PCA”) mechanism in the Idaho jurisdiction if the costs are incurred. Idaho Power's requested Idaho jurisdictional base rate increase and the adjustments reflected in the settlement stipulation are summarized in the table below (in millions).

	Non-NPSE	NPSE	Total
As-Filed in General Rate Case	$71.3	$11.3	$82.6
Adjustments in Settlement Stipulation	(25.8)	(22.8)	(48.6)
Settlement Stipulation Result	$45.5	$(11.5)	$34.0

The settlement stipulation provides for a 7.86 percent authorized rate of return on an Idaho-jurisdictional rate base of approximately $2.36 billion, and for the IPUC to allow Idaho Power to earn an authorized rate of return of 7.86 percent in any Idaho Power regulatory matter until subsequently changed by IPUC order. Idaho Power had requested an 8.17 percent rate of return in its general rate case application.

The settlement stipulation, if approved, would result in a 4.07 percent overall increase in Idaho Power's annual Idaho jurisdictional base rate revenues, effective January 1, 2012.

The settlement stipulation also addresses Idaho Power's calculation of the load change adjustment rate ("LCAR") to be applied in Idaho Power's PCA mechanism. The LCAR adjusts power supply cost recovery within the Idaho PCA formula by adjusting recovery upwards or downwards for differences between actual load and the load used in calculating base rates. The settlement stipulation provides for an LCAR of $18.16 per megawatt-hour, compared to the current rate of $19.67 per megawatt-hour, to become effective on the date that Idaho Power's new base rates become effective.

The settlement stipulation does not resolve all matters included in Idaho Power's general rate case. The parties to the settlement stipulation agreed that certain matters would be examined in either separate, subsequent proceedings or continued in the general rate case docket. Those additional matters relate to, among other items, determining whether the fixed cost adjustment ("FCA") pilot program, which separates (or decouples) the recovery of fixed costs from the variable kilowatt-hour charge and links it instead to a set amount per customer, should be made permanent as well as determining the appropriate percentage amount for Idaho Power's energy efficiency rider. The settlement stipulation provides that these subsequent proceedings will not impact the agreements reached in the settlement stipulation.

The parties to the settlement stipulation have requested that the IPUC issue an order approving the agreed-upon rates effective January 1, 2012. Idaho Power is unable to predict whether the IPUC will approve the settlement stipulation or the ultimate outcome of the general rate case proceedings.

Forward-Looking Statements
This Current Report on Form 8-K contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "estimates," "expects," "projects," "intends," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements in this report include those factors discussed in IDACORP Inc.'s and Idaho Power Company's 2010 Annual Report on Form 10-K, particularly Item 1A - “Risk Factors”; Part II, Item 7 - “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and Notes 2, 11, and 15 to the consolidated financial statements included in the Annual Report on Form 10-K; subsequent reports filed by IDACORP, Inc. and Idaho Power Company with the Securities and Exchange Commission; and the following important factors: (a) the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Federal Energy Regulatory Commission affecting Idaho Power’s ability to recover costs and/or earn a reasonable rate of return; (b) changes in and compliance with state and federal laws, policies, and regulations, including new interpretations and enforcement initiatives by federal and state regulatory and oversight bodies; (c) changes in tax laws or new interpretations of tax laws, and the availability, use, and regulatory treatment of tax credits; (d) litigation and regulatory proceedings, and penalties, settlements, or awards that influence business and profitability; and (e) new accounting or Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations or application of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP, Inc. and Idaho Power Company disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  September 23, 2011
IDACORP, INC.
By:   /s/ J. LaMont Keen
J. LaMont Keen
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ J. LaMont Keen
J. LaMont Keen
President and Chief Executive Officer